September 9, 2022

Dakota Gold Corp. Amends Its Richmond Hill Option Agreement with Barrick Gold Corporation

LEAD, SOUTH DAKOTA - Dakota Gold Corp. (NYSE American: DC) ("Dakota Gold" or the "Company") is pleased to announce that it has amended its binding option agreement with Lac Minerals (USA) LLC ("LAC") and Homestake Mining Company of California ("HMCC" or "Homestake"), both wholly owned subsidiaries of Barrick Gold Corporation ("Barrick"), on the Richmond Hill Property in the Homestake District, South Dakota ("Richmond Hill").

Highlights include:

  An 18-month extension to the original 3-year option term pushing the option exercise date to March 7, 2026.

  Inclusion of an additional 600 acres of 100% mineral rights owned by Homestake within and around the Wharf Mine Property.

  Five core holes have been completed at Richmond Hill for a total of 12,204 feet (3,698 meters). Assays are pending.

  The Company is in the process of securing a fourth drill rig with potential placement at Richmond Hill in the future.

The amended option agreement extends the option period for another 18 months, giving the Company further optionality in its exploration at Richmond Hill.

The inclusion of the additional 600 acres of mineral rights is consistent with the Company's continued consolidation in the Homestake District. Furthermore, the addition of these acres gives the Company access to potential drill targets identified in the Company's West Corridor Project, particularly those identified south of Richmond Hill area.

Under terms of the agreement, the Company will issue an additional 180,000 shares to Barrick. Other terms and obligation within the original option agreement will remain unchanged.

Jonathon Awde, President, CEO and Director of Dakota Gold stated, "We are very pleased that Barrick continues to work with us in advancing our broader Homestake District strategy. We look forward to their continued support and collaboration towards our success."

Figure 1. Map of Richmond Hill option agreement and additional mineral rights.

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Amended Option Agreement

Legend

- Richmond Hill Option Agreement
- Additional Mineral Rights (100 percent)

Date: 9/8/2022
Author: WTG
Office: Lead, SD
Scale: 1 in = 2097.5 ft
Projection: UTM Zone 13 (NAD 83)

DAKOTA GOLD

About Dakota Gold Corp.

Dakota Gold (NYSE American: DC) is a South Dakota-based responsible gold exploration and development company with a specific focus on revitalizing the Homestake District in Lead, South Dakota. Dakota Gold has high-caliber gold mineral properties covering over 40 thousand acres surrounding the historic Homestake Mine.

The Dakota Gold team is focused on new gold discoveries and opportunities that build on the legacy of the Homestake District and its 145 years of gold mining history.

Subscribe to Dakota Gold's e-mail list at www.dakotagoldcorp.com to receive the latest news and other Company updates.

Shareholder and Investor Inquiries

For more information, please contact:
Jonathan Awde, President and Chief Executive Officer
Tel: +1 604-761-5251
Email: JAwde@dakotagoldcorp.com

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on assumptions and expectations that may not be realized and are inherently subject to numerous risks and uncertainties, which could cause actual results to differ materially from these statements. These risks and uncertainties include, among others, the timing and results of its exploration of the Richmond Hill Property. The foregoing list is not exhaustive. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of the Company's Annual Report on Form 10-K for the year ended March 31, 2022, as amended, as updated by annual, quarterly and other reports and documents that we file with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this communication. These statements speak only as of the date of this communication, and we undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. We do not give any assurance that we will achieve our expectations.